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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-71279 of NTL Incorporated on Form S-4 of our report dated February 27, 1998, appearing in the Prospectus, which is part of this Registration Statement, on the consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Comcast UK Cable Partners Limited and subsidiaries.

We also consent to the references to us under the headings "Experts" in such Prospectus.


                                                    /s/ Deloitte & Touche LLP


Philadelphia, Pennsylvania
February 11, 1999